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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 28, 2000

               Resources Accrued Mortgage Investors LP - Series 86
               ---------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

            00-15724                                     13-3294835
    (Commission File Number)                (I.R.S. Employer Identification No.)

  5 Cambridge Center, Cambridge, Massachusetts             02142
    (Address of Principal Executive Offices)             (Zip Code)

                                 (617) 234-3000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 4.  Changes in Registrant's Certifying Accountant

         Effective July 28,2000, the Registrant dismissed its prior Independent Auditors, Hays & Company (the "Prior Auditors"). Hays & Company's auditors' report on the balance sheets of Resources Accrued Mortgage Investors LP - Series 86 as of and for years ended December 31, 1999 and 1998, and the related statements of operations, partner's equity and cash flows for each of the three years in the period ended December 31, 1999, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change Independent Auditors was approved by the Registrant's managing general partner's directors. During calendar year ended 1998 and 1999 and through July 28, 2000, there were no disagreements between the Registrant and the Prior Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreements if not resolved to the satisfaction of the prior Auditors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

         16. Letter dated July 31, 2000 from Hays & Company.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of July, 2000.

                                    Resources Accrued Mortgage Investors LP
                                     - Series 86

                                    By:  Resources Capital Corp.
                                         Managing General Partner

                                         By: /s/  Michael L. Ashner
                                             ----------------------------------
                                                  Michael L. Ashner
                                                  Chief Executive Officer

                                         By: /s/  Carolyn Tiffany
                                             ----------------------------------
                                                  Carolyn Tiffany
                                                  Treasurer


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                         EXHIBIT INDEX

Exhibit                                                                    Page
-------                                                                    ----
16.  Letter from Hays & Company dated July 31, 2000.                         5